                                                                   EXHIBIT 10.12

================================================================================
                            ASSET PURCHASE AGREEMENT

                                    between:

                      HORIZON ORGANIC HOLDING CORPORATION,

                             a Delaware corporation

                                      and

                          WORCESTER CREAMERIES CORP.,

                            a New York corporation,

                        _______________________________

                           DATED AS OF APRIL 8, 1998

                        _______________________________


================================================================================

                               TABLE OF CONTENTS

                                                                               PAGE
1.   Sale of Assets; Related Transactions......................................   1
     1.1   Sale of Assets......................................................   1
     1.2   Purchase Price......................................................   1
     1.3   Closing.............................................................   2
     1.4   Proration...........................................................   3

2.   Representations and Warranties of the Seller..............................   3
     2.1   Due Organization; No Subsidiaries; Etc..............................   3
     2.2   Financial Statements................................................   3
     2.3   Absence of Changes..................................................   3
     2.4   Title to Assets.....................................................   4
     2.5   Customers...........................................................   4
     2.6   Proprietary Assets..................................................   4
     2.7   Contracts...........................................................   6
     2.8   Liabilities.........................................................   6
     2.9   Compliance With Legal Requirements..................................   6
     2.10  Governmental Authorizations.........................................   7
     2.11  Insurance...........................................................   8
     2.12  Proceedings; Orders.................................................   8
     2.13  Authority; Binding Nature of Agreements.............................   8
     2.14  Non-Contravention; Consents.........................................   8
     2.15  Brokers.............................................................   9
     2.16  Products............................................................   9
     2.17  Organic Claims......................................................   9
     2.18  Coupons and Promotions..............................................  10
     2.19  Inventory...........................................................  10

3.   Representations and Warranties of the Purchaser...........................  10
     3.1   Due Organization; Subsidiaries......................................  10
     3.2   Authority; Binding Nature of Agreements.............................  10
     3.3   Non-Contravention; Consents.........................................  11
     3.4   Brokers.............................................................  11

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                              PAGE
4.   Indemnification, etc.....................................................  11
     4.1  Survival of Representations and Covenants...........................  11
     4.2  Indemnification by the Seller.......................................  12
     4.3  Indemnification by Purchaser........................................  13
     4.4  Defense of Third Party Claims.......................................  14
     4.5  Exercise of Remedies by Indemnitees Other Than Purchaser or Seller..  15

5.   Certain Additional Post-Closing Covenants................................  15
     5.1  Further Actions.....................................................  15
     5.2  Publicity...........................................................  16
     5.3  Use of Name.........................................................  16
     5.4  Amendment Agreement.................................................  16
     5.5  Qualification to do Business........................................  16

6.   Miscellaneous Provisions.................................................  17
     6.1  Further Assurances..................................................  17
     6.2  Fees and Expenses...................................................  17
     6.3  Attorneys' Fees.....................................................  17
     6.4  Notices.............................................................  17
     6.5  Time of the Essence.................................................  18
     6.6  Headings............................................................  18
     6.7  Counterparts........................................................  18
     6.8  Governing Law.......................................................  18
     6.9  Successors and Assigns; Parties in Interest.........................  19
     6.10 Remedies Cumulative; Specific Performance...........................  19
     6.11 Waiver..............................................................  19
     6.12 Amendment...........................................................  20
     6.13 Severability........................................................  20
     6.14 Entire Agreement....................................................  20
     6.15 Construction........................................................  20

                                      ii.

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of April 8, 1998, by and between: HORIZON ORGANIC HOLDING CORPORATION, a Delaware corporation (the "PURCHASER") and WORCESTER CREAMERIES CORP., a New York corporation and a successor by merger to Mountainside Farms, Inc. (the "SELLER"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                   RECITALS

     A. The Seller is engaged in the manufacture and/or wholesale distribution of organic dairy products, including milk products, orange juice and eggs (the "JUNIPER VALLEY FARMS DAIRY BUSINESS") which it sells under the "Juniper Valley Farms" brand name (the "BRAND");

     B. The Seller has relationships with producers, processors and customers for the production, processing and distribution of products for the Juniper Valley Farms Dairy Business; and

     C. The Seller wishes to provide for the sale of the Brand and other assets of the Juniper Valley Farms Dairy Business to Purchaser and for Purchaser to enter into a long-term processing and distribution agreement with the Seller on the terms set forth in this Agreement, with the expectation that the Purchaser will use such assets to carry on the Juniper Valley Farms Dairy Business.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.   SALE OF ASSETS; RELATED TRANSACTIONS

     1.1 SALE OF ASSETS. The Seller shall sell, assign, transfer, convey and deliver to the Purchaser, at the Closing (as defined below), good, valid and marketable title to the Assets free of any Encumbrances (other than the Assumed Liabilities) on the terms and subject to the conditions set forth in this Agreement.

     1.2  PURCHASE PRICE.  As consideration for the sale of the Assets to the
Purchaser:

          (a) at the Closing, the Purchaser shall pay to the Seller, in cash, $2,000,000;

          (b) at the Closing, in addition to the amount paid to the Seller under Section 1.2(a), the Purchaser shall deliver a Secured Promissory Note in the principal amount of $4,000,000 with a maturity date 90 days after the Closing, in substantially the form of Exhibit B (the "NOTE");

          (c) at the Closing, the Purchaser shall assume the Assumed Liabilities by delivering to the Seller a Bill of Sale and Assignment and Assumption in substantially the form of Exhibit C;

                                       1.

          (d) at the Closing, the Purchaser shall enter into the Processing Agreement and the Exclusivity and Distribution Agreement with the Seller in substantially the forms of Exhibit D1 and D2 (the "PROCESSING AGREEMENT" and the "EXCLUSIVITY AND DISTRIBUTION AGREEMENT"); and

          (e) at the Closing, the Purchaser shall execute and deliver to the Seller a Security Agreement (the "SECURITY AGREEMENT") and Intellectual Property Assignment (the "INTELLECTUAL PROPERTY ASSIGNMENT"), in substantially the forms of Exhibits E1 and E2.

     1.3  CLOSING.

          (a) The closing of the sale of the Assets to the Purchaser (the "CLOSING") is taking place contemporaneously with the execution and delivery of this Agreement simultaneously at the offices of Cooley Godward LLP in Boulder, Colorado and the offices of Winick & Rich P.C. in New York, New York, at 10:00 a.m. M.T. on April 8, 1998 (the "CLOSING DATE").

          (b)  At the Closing:

               (i) the Seller shall execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other documents and records as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser the Assets as contemplated by this Agreement, including such trademark assignments as the Purchaser shall reasonably request;

               (ii) the Purchaser shall pay to the Seller $2,000,000 in cash by wire transfer as contemplated by Section 1.2(a);

               (iii)  the Purchaser shall deliver the Note as contemplated by
Section 1.2(b);

               (iv) the parties hereto shall execute and deliver the Bill of Sale and Assignment and Assumption;

               (v) the parties hereto shall execute and deliver the Security Agreement and the Intellectual Property Assignment;

               (vi) the Purchaser and the Seller shall execute and deliver the Processing Agreement and the Exclusivity and Distribution Agreement;

               (vii) the Seller shall deliver amendments to the contracts from each of its organic farm milk suppliers set forth on Part 2.7 of the Disclosure Schedule which state that should antibiotics be used on any cow in their herds, they will remove such cow from the milk supply for a period of 90 days (each an "AMENDMENT AGREEMENT");

               (viii) the Purchaser shall deliver to the Seller the guarantees (the "GUARANTEES") of Horizon Organic Dairy, Inc.; Horizon Organic Dairy, Idaho Farm, Inc.; and Horizon Organic Dairy, Maryland Farm, Inc., subsidiaries of Purchaser, substantially in the form

                                       2.

of Exhibits F1, F2 and F3, for the purpose of securing Purchaser's obligation to Seller under the Note; and

               (ix) the Purchaser shall execute and deliver to the Seller such Uniform Commercial Code Financing Statements (forms UCC-1) as Seller shall reasonably request and prepare in order to memorialize Purchaser's grant to Seller of the security interest contemplated hereby.

     1.4 PRORATION. The following items shall be prorated between the parties as of the Closing insofar as reasonably possible, such that expenses relating to the time period up to and including the Closing shall be allocated to the Seller and expenses relating to the time period after the Closing shall be allocated to the Purchaser: Milk Assessments, pooling charges, PEP organic milk premiums (and other promotion assessments, audit adjustments and any other similar fees).
Such prorations may be based upon estimates, to the extent necessary, and shall be subject to subsequent adjustment upon the determination of the actual amounts of such expenses. To the extent practicable, the Purchaser and the Seller shall settle and make payment for the proportions within forty-five (45) days of Closing.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants only with respect to the Juniper Valley Farms Dairy Business, to and for the benefit of the Indemnitees, that, except as set forth in the Disclosure Schedule:

     2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC. The Seller is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of New York. The Seller does not have any subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

     2.2 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser the following financial statements and financial information: the profit and loss statement for the period April 1, 1997 to December 31, 1997, and sales information for the month ended January 1998. The financial statements referred to in this Section 2.2 are accurate and complete in all material respects and present fairly the financial position of the Seller as of the respective dates thereof and the results of operations of the Seller for the periods covered thereby, provided, however, it is understood that such financial statements reflect certain inter-company and related party transactions and expense sharing and may not be reflective of Seller's business following its sale of the Assets contemplated hereby. On or before May 15, 1998, the Seller shall deliver to the Purchaser sales information for the months ended February 1998 and March 1998. The Seller has also delivered to the Purchaser the accounts receivable aging, accounts payable and inventory for the periods as of February 28, 1998 and as of April 7, 1998.

     2.3 ABSENCE OF CHANGES. Except as set forth in Part 2.3 of the Disclosure Schedule, since January 1, 1997:

                                       3.

          (a) there has not been any material adverse change in, and no event has occurred that has had a material adverse effect on, the business, condition, assets, liabilities, operations, financial performance or net income of the Seller taken as a whole;

          (b) the Seller has not sold or otherwise transferred, or leased or licensed, any asset (including any Proprietary Asset) to any other Person other than the sale of inventory in the Ordinary Course of Business;

          (c) the Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business other than the transactions contemplated hereby; and

          (d) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(b)" or "(c)" above.

     2.4 TITLE TO ASSETS. The Seller owns, and has good, valid and marketable title to, all of the Assets free and clear of any Encumbrances (other than Permitted Encumbrances). Part 2.4 of the Disclosure Schedule identifies all of the Assets that are being leased or licensed to the Seller. The Assets will collectively constitute, as of the Closing Date, substantially all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Purchaser to conduct the Juniper Valley Farms Dairy Business in the manner in which such business currently is being conducted. The Assets do not include any trucks or warehouses used in the Juniper Valley Farms Dairy Business.

     2.5 CUSTOMERS. The Seller has previously delivered an accurate and complete breakdown of the revenues received from, Seller's major Juniper Valley Farms Dairy Business customers for the periods April 1996 through March 1997 and April 1997 through December 1997, respectively. To the best of Seller's President's knowledge, the Seller has not received any notice or other communication (in writing or otherwise), or any other information, indicating that any customer or other Person identified or required to be identified intends to cease dealing with the Seller.

     2.6  PROPRIETARY ASSETS.

          (a) Part 2.6(a)(1) of the Disclosure Schedule identifies and provides a brief description of each of the following Proprietary Assets owned by the
Seller: each trademark (whether registered or unregistered) trademark application, trade name, trade dress, fictitious business name, service mark (whether registered or unregistered), service mark application, and advertising, generally (whether registered or unregistered), copyright application. Part 2.6(a)(2) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset that is owned by any other Person and that is licensed to or used by the Seller (except for any Proprietary Asset that is licensed to the Seller under any third party software license that (i) is generally available to the public, and (ii) imposes no future monetary obligation on the Seller).

          (b) The Seller has good, valid and marketable title to all of the Proprietary Assets identified in Part 2.6(a)(2) of the Disclosure Schedule free and clear of all Encumbrances (other than Permitted Encumbrances). Except for any Proprietary Asset identified in Part 2.6(a)(2) of the Disclosure Schedule, the Seller has sufficient title to all formulations, processes, techniques, trade secrets, know-how, franchises, systems, computer software, inventions,

                                       4.

designs, blueprints, engineering drawings, proprietary products, technology, proprietary rights and other intellectual property rights and intangible assets that are currently being used by the Seller or that have been used by the Seller in order to: (a) allow the Seller to conduct its Juniper Valley Farms Dairy Business in the manner in which such business currently is being conducted and
(b) convey such Proprietary Assets to the Purchaser such that the Purchaser can conduct its Juniper Valley Farms Dairy Business in a similar fashion. No Person who was involved in or who contributed in any manner to the creation or development of any Proprietary Asset that currently is being, or in the past five years has been, used in the operation of the Seller's business has any rights in any such Proprietary Asset.

          (c) To the best knowledge of the President of Seller, Seller has not received any communication alleging that the Seller does not have a valid right to use or otherwise exploit, or to license others to use or otherwise exploit, all Proprietary Assets. Except as set forth in Part 2.6(c)(1) of the Disclosure Schedule, the Seller is not obligated under any Contract, and, to the best of the knowledge of the Seller, is not obligated, to make any payment to any Person for the use or other exploitation of any Proprietary Asset. Except as set forth in Part 2.6(c)(2) of the Disclosure Schedule, the Seller is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Proprietary Assets on an exclusive basis (other than Proprietary Assets consisting of software licensed to the Seller under third party licenses generally available to the public, with respect to which the Seller's rights are not exclusive).

          (d) The Seller has not received any written communication (other than the correspondence from the United States Patent and Trademark Office, a copy of which has been provided to Purchaser) alleging that: (i) any trademark, service mark or copyright that is registered with any Governmental Body and held by the Seller is not valid or subsisting; (ii) any of the Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person; (iii) the Seller is infringing, misappropriating or making any unlawful use of, or that the Seller has at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person; or (iv) any other Person is infringing, misappropriating or making any unlawful use of, or that any Proprietary Asset owned or used by any other Person infringes or conflicts with, any of Proprietary Asset of Seller. The Seller has not received any written communication alleging any possible or potential infringement, misappropriation or unlawful use of any Proprietary Asset owned or used by any other Person by the Seller.

          (e) The Seller's Proprietary Assets constitute all the Proprietary Assets necessary to enable the Seller to conduct its Juniper Valley Farms Dairy Business in the manner in which such business currently is being, or has been, conducted. The Seller has not licensed any of its Proprietary Assets to any Person. The Seller has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person. The Seller has, and the Purchaser will acquire at the Closing, the right to use (i) the names "Juniper Valley Farms" and "Juniper Valley" and (ii) the other names and marks identified in Parts 2.6(a)(1) and 2.6(a)(2) of the Disclosure Schedule.

                                       5.

     2.7  CONTRACTS.

          (a) Part 2.7 of the Disclosure Schedule sets forth a copy of each of Seller's written Contracts as they relate to the Seller's Juniper Valley Farms Dairy Business. Each such written Contract is valid and in full force and effect to the best of Seller's knowledge.

          (b) Except as set forth in Part 2.7 of the Disclosure Schedule, the Seller has not materially violated or breached, or declared or committed any default under, any of Seller's written Contracts; and, to the best of the knowledge of the Seller, no other Person has violated or breached, or declared or committed any default under, any of Seller's written Contracts. No event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the material provisions of any of Seller's written Contracts by the Seller, except for claims under brokerage contracts not being assumed by Purchaser, (B) to the best of Seller's knowledge, give any Person the right to declare a default or exercise any remedy under any of Seller's written Contracts, (C) to the best of Seller's knowledge, give any Person the right to accelerate the maturity or performance of any of Seller's written Contracts, or (D) to the best of Seller's knowledge, give any Person the right to cancel, terminate or modify any of Seller's written Contracts. The Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any of Seller's written Contract. The Seller has not waived any right under any of Seller's written Contracts.

          (c) The Seller's written Contracts provided in Part 2.7 of the Disclosure Schedule have not been renegotiated.

     2.8  LIABILITIES.

          (a) The Seller has paid all Milk Assessments of the Seller imposed on its production or processing operations for the period from January 1, 1998 to March 31, 1998.

          (b) The Seller has paid all trade concessions on guaranteed sales and spoilage granted for the period from January 1, 1998 to March 31, 1998.

          (c) To the best of Seller's President's knowledge, the Seller has not received any notice or other communication (in writing or otherwise) from any Person regarding any actual, alleged, possible or potential product liability claim.

          (d) The Seller has paid all co-op and handling fees which it was required to pay for the period from January 1, 1998 to March 31, 1998.

     2.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part 2.9 of the Disclosure Schedule: (a) the Seller is in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of Seller's Juniper Valley Farms Dairy Business or the ownership or use of any of the Assets; provided however, that the Seller may not be qualified or licensed in every state in which the conduct of their business would require them to so qualify or be licensed; (b) to the best of Seller's knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to

                                       6.

comply with, any material Legal Requirement; and (c) to the best of Seller's President's knowledge, the Seller has not received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any material Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any material nature. The Seller has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Seller has access that addresses or otherwise relates to the compliance of the Seller with, or the applicability to the Seller of, any Legal Requirement.

     2.10 GOVERNMENTAL AUTHORIZATIONS. Part 2.10 of the Disclosure Schedule identifies each Governmental Authorization that is material to the Seller's Juniper Valley Farms Dairy Business. The Seller has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.10 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 2.10 of the Disclosure Schedule: (i) the Seller is, and has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.10 of the Disclosure Schedule; (ii) to the best of the knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply by the Seller with any material term or requirement of any Governmental Authorization identified or required to be identified in Part 2.10 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.10 of the Disclosure Schedule; (iii) to the best of Seller's President's knowledge, the Seller has not received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.10 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body. The Governmental Authorizations identified in
Part 2.10 of the Disclosure Schedule constitute all of the material Governmental Authorizations necessary (i) to enable the Seller to conduct its Juniper Valley Farms Dairy Business in the manner in which such business currently is being, or has been, conducted, and (ii) to permit the Seller to own and use its Assets in the manner in which they are currently, and, have been, owned and used.

                                       7.

     2.11 INSURANCE. The Seller maintains for the direct or indirect benefit of the Seller's Juniper Valley Farms Dairy Business, an insurance policy or policies of not less than $5,000,000 in product liability coverage with an insurance carrier that, to the best knowledge of the Seller, is solvent, financially sound and reputable.

     2.12 PROCEEDINGS; ORDERS. There is no pending Proceeding, and, to the best of the knowledge of the Seller, no Person has threatened to commence any
Proceeding: (i) that involves the Seller, its Juniper Valley Farms Dairy Business or that otherwise relates to or might affect the Juniper Valley Farms Dairy Business of the Seller or any of the Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the best of the knowledge of the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding, other than notices regarding product dating issues in New York City and Florida. There is no Order to which the Seller's Juniper Valley Farms Dairy Business, or any of the Assets; and no Related Party is subject to any Order that relates to the Seller's
Juniper Valley Farms Dairy Business or to any of the Assets.   To the best of
the knowledge of the Seller, no employee of the Seller is subject to any Order that may prohibit such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Juniper Valley Farms Dairy Business of the Seller. To the best of the knowledge of the Seller, there is no proposed Order that, if issued or otherwise put into effect, (i) may have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or net income of the Seller or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     2.13 AUTHORITY; BINDING NATURE OF AGREEMENTS.

          (a) The Seller has full corporate power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary corporate action on the part of the Seller and its shareholders and board of directors. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights.

     2.14 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.14 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                                       8.

          (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the assets of the Seller, is subject;

          (b) cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

          (c) contravene, conflict with or result in a violation of any of the material terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is to be included in the Assets or is held by the Seller or any employee of the Seller;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any material provision of any Contract;

          (e) give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract; or

          (f) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

     Except as set forth in Part 2.14 of the Disclosure Schedule, the Seller was not, and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     2.15 BROKERS. The Seller has not agreed or become obligated to pay, and has taken no action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     2.16 PRODUCTS. During the two years prior to the Closing Date, no product manufactured or sold by the Seller under the Brand has been the subject of any recall or other similar action; and no event has occurred, and to the best of Seller's knowledge, no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

     2.17 ORGANIC CLAIMS.  With respect to each Organic Claim:


          (a) All Organic Claims for products bearing the trademarks included in the Proprietary Assets and/or manufactured, distributed or sold by the Seller, at all times have been in strict compliance with the rules of the Northeast Organic Farming Association of New

                                       9.

York (with the exception of eggs which are certified under the New Hampshire Department of Agriculture) (the "ORGANIC LAWS");

          (b) The Seller has not received or become aware of any allegations by governmental or private entities that its products do not conform with the representations in subsection (a) hereinabove;

          (c) The Seller has not received or is aware of any test, laboratory results, pesticide residue samples or other data which substantiate or may substantiate that any products of the Seller do not meet the representations contained in subsection (a) hereinabove; and

          (d) The Seller has retained, since inception, all records and documentation necessary or mandated for retention to demonstrate compliance by the Seller under subsection (a) hereinabove and the Seller has delivered to the Purchaser copies of all certifications of the Organic Claims made under the Organic Laws by Seller or relating to Seller's Juniper Valley Farms Dairy Business.

     2.18 COUPONS AND PROMOTIONS. No Promotion will continue beyond the Closing Date other than those disclosed in Part 2.18 of the Disclosure Schedule.

     2.19 INVENTORY. All inventory of the Seller to be purchased by the Purchaser will be merchantable, fit for its intended purpose and neither adulterated nor misbranded within the meaning of, and in full compliance with the Federal Food Drug and Cosmetic Act of 1938, as amended, the Federal Fair Packaging and Labeling Act of 1966, as amended, and any other applicable federal, state or local food and drug, consumer safety or consumer protection law or regulation and will comply with all other applicable state and local laws and regulations. The finished goods inventory will be salable in the ordinary course of business, will not be short-date coded (less than three month's code date from the date of this Agreement), and will be labeled with labels which will be currently usable.

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

     3.1 DUE ORGANIZATION; SUBSIDIARIES. The Purchaser is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business and in good standing in those jurisdictions where the failure to so qualify would have a material adverse effect on the Purchaser. Other than Horizon Organic Dairy, Inc., Horizon Organic Dairy, Idaho Farm, Inc., and Horizon Organic Dairy, Maryland Farm, Inc., the Purchaser has no subsidiaries and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

     3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the absolute and unrestricted corporate right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary corporate action on the part of the Purchaser, its board of

                                      10.

directors and its stockholders. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under all Transactional Agreements to which it is a party, and the execution, delivery and performance of such agreements by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser, its board of directors and its stockholders. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Upon the execution and delivery of the Transactional Agreements to which it is a party at the Closing, such agreements will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

     3.3 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements by the Purchaser, nor the consummation or performance of any of the Transactions by the Purchaser, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser is subject. The Purchaser has not, is not, and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements by the Purchaser or the consummation or performance of any of the Transactions by the Purchaser.

     3.4 BROKERS. To the extent that the Purchaser has agreed to pay any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions, it will be solely responsible for the payment of such commission or fee.

4.   INDEMNIFICATION, ETC

     4.1  SURVIVAL OF REPRESENTATIONS AND COVENANTS.

          (a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive for the one year period immediately following the Closing; provided, however, that if a Claim Notice relating to any such representation, warranty or rights set forth in any of said Sections is given to the Seller on or prior to the first anniversary of the Closing Date, then, notwithstanding anything to the contrary contained in this Section 4.1, such representation, warranty or rights shall not so expire, but rather shall remain in full force and effect until such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 4.2) that is based directly or indirectly upon, or that relates directly or indirectly to, any Breach or alleged Breach of such representation or warranty or to such rights has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Seller and the Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

          (b) The representations, warranties, covenants and obligations of each party hereto and the rights and remedies that may be exercised by the Purchaser Indemnitees and the Seller Indemnitees, as the case may be, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Seller or Purchaser Indemnitees or any of their respective Representatives.

                                      11.

          (c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Purchaser or Seller, as the case may be, a written notice stating that such Indemnitee believes that there is or has been a Breach of such representation or warranty and containing a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a Breach.

          (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Seller or the Purchaser, as the case may be, in this Agreement, and all of the Seller's and Purchaser's respective representations and warranties contained in this Agreement shall be deemed modified by the Disclosure Schedule provided by the Purchaser or the Seller, respectively, to the extent provided in such Disclosure Schedule.

     4.2  INDEMNIFICATION BY THE SELLER.

          (a) Subject to Section 4.2(c), the Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages that are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are connected with:

               (i) any material Breach of any of the representations or warranties made by the Seller in this Agreement or any of the other Transactional Agreements;

               (ii) any material Breach of any representation, warranty, statement or information made by the Seller contained in the Disclosure Schedule;

               (iii) any Breach of any covenant or obligation of the Seller contained in any of the Transactional Agreements;

               (iv) any Liability of the Seller, other than the Assumed Liabilities;

               (v) any damage or injury to any Person or property (including loss of use of any property) that occurred or began occurring, or which a third party claims to have occurred or to have begun occurring, prior to the Closing arising from or as a result of or connected with any product manufactured, sold or distributed by the Seller prior to the Closing; or

               (vi) any Proceeding commenced by any Purchaser Indemnitee for the purpose of enforcing any of its rights under this Section 4.2 provided such Purchaser Indemnitee is successful in such Proceeding.

          (b) Subject to Section 4.2(c), the Seller shall not be required to make any indemnification payment pursuant to Section 4.2(a) for any Breach of the representations and warranties made by them in this Agreement or the Disclosure Schedule until such time as the total amount of all Damages (including the Damages arising from such Breach and all other

                                      12.

Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $60,000 in the aggregate. If the total amount of such Damages exceeds $60,000 in the aggregate, the Purchaser Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all Damages exceeding $60,000 suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Purchaser Indemnitees has or have otherwise become subject. In no event shall the Seller be required to make any indemnification payment pursuant to Section 4.2(a) for any Breach of any of its representations and warranties which exceeds $6,000,000 in the aggregate.

          (c) The limitation on the indemnification obligations of the Seller that is set forth in Section 4.2(b) shall not apply in any instance in which it is determined by a court of competent jurisdiction that the Seller has acted fraudulently.

          (d) Purchaser shall not be entitled to offset or otherwise deduct any amounts due Purchaser from Seller hereunder against any amounts payable by Purchaser to Seller under any agreement, including but not limited to the Processing Agreement.

     4.3  INDEMNIFICATION BY PURCHASER.

          (a) Subject to Section 4.3(c), the Purchaser shall hold harmless and indemnify each of the Seller Indemnities from and against, and shall compensate and reimburse each of the Seller Indemnities for, any Damages that are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are connected with:

               (i) any failure on the part of the Purchaser to perform and discharge the Assumed Liabilities on a timely basis;

               (ii) any material Breach of any representation or warranty made by the Purchaser in this Agreement or any of the Transactional Agreements to which it is a party; or

               (iii) any Proceeding commenced by any Seller Indemnitee for the purpose of enforcing their rights under this Section 4.3 provided such Seller Indemnitee is successful in such Proceeding.

          (b) Subject to Section 4.3(c), the Purchaser shall not be required to make any indemnification payment pursuant to Section 4.3(a) for any Breach of any of the representations and warranties made by them in this Agreement or the Disclosure Schedule until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Seller Indemnitees, or to which any one or more of the Seller Indemnitees

                                      13.

have otherwise become subject, exceeds $60,000 in the aggregate. If the total amount of such Damages exceeds $60,000 in the aggregate, the Seller shall be entitled to be indemnified against and compensated and reimbursed for all Damages suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Seller Indemnitees has or have otherwise become subject. In no event shall the Purchaser be required to make any indemnification payment pursuant to Section 4.3(a) for any Breach of any of its representations and warranties which exceeds $6,000,000 in the aggregate.

          (c) The limitation on the indemnification obligations of the Purchaser that is set forth in Section 4.3(b) shall not apply in any instance in which it is determined by a court of competent jurisdiction that the Purchaser has acted fraudulently.

          (d) Notwithstanding anything to the contrary herein, the Seller Indemnitees shall not be entitled to offset or otherwise deduct any amounts due Seller from Purchaser hereunder against any other amounts payable by Purchaser to Seller under any agreement, including but not limited to the Processing Agreement.

     4.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser or Seller, against any other Purchaser or Seller Indemnitee or against any other Person) with respect to which the Seller or the Purchaser, as the case may be, may become obligated to indemnify, hold harmless, compensate or reimburse any Purchaser or Seller Indemnitee pursuant to this Section 4, the Purchaser or the Seller, as the case may be, shall have the right, at its election, to designate the Purchaser or the Seller, as the case may be, to assume the defense of such claim or Proceeding at the sole expense of the Purchaser or the Seller, as the case may be. If the Purchaser or Seller so elects to designate the Purchaser or the Seller, as the case may be, to assume the defense of any such claim or Proceeding:

          (a) the Purchaser or the Seller, as the case may be, shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser or the Seller, as the case may be;

          (b) the Purchaser or the Seller, as the case may be, shall make available to the Seller or the Purchaser, as the case may be, any non-privileged documents and materials in the possession of the Purchaser or the Seller, as the case may be, that may be necessary to the defense of such claim or Proceeding;

          (c) the Seller or the Purchaser, as the case may be, shall keep the Purchaser or the Seller, as the case may be, informed of all material developments and events relating to such claim or Proceeding;

          (d) the Purchaser or the Seller, as the case may be, shall have the right to participate in the defense of such claim or Proceeding;

          (e) the Seller or the Purchaser, as the case may be, shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser or the Seller, as the case may be, which may not be unreasonably withheld; and

          (f) the Purchaser or the Seller, as the case may be, may at any time (notwithstanding the prior designation of the Seller or the Purchaser, as the case may be, to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

                                      14.

               If the Purchaser or the Seller, as the case may be, does not elect to designate the Seller or the Purchaser, as the case may be, to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller or the Purchaser, as the case may be, to assume such defense, the Purchaser or the Seller, as the case may be, elects to assume such defense), the Purchaser or the Seller, as the case may be, may proceed with the defense of such claim or Proceeding on its own. If the Purchaser or the Seller, as the case may be, so proceeds with the defense of any such claim or Proceeding on its own:

               (i) the Purchaser or the Seller, as the case may be, shall proceed to defend such claim or Proceeding in a diligent manner;

               (ii) all reasonable expenses relating to the defense of such claim or Proceeding shall be borne and paid exclusively by the Seller or the Purchaser, as the case may be;

               (iii) the Seller or the Purchaser, as the case may be, shall make available to the Purchaser or the Seller, as the case may be, any documents and materials in the possession or control of either of the Seller or the Purchaser, as the case may be, that may be necessary to the defense of such claim or Proceeding;

               (iv) the Purchaser or the Seller, as the case may be, shall keep the other party informed of all material developments and events relating to such claim or Proceeding; and

               (v) the Purchaser or the Seller, as the case may be, shall not have the right to settle, adjust or compromise such claim or Proceeding without the consent of the other party; provided, however, that the Purchaser or the Seller, as the case may be shall not unreasonably withhold such consent.

     4.5 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER OR SELLER. No Indemnitee (other than the Purchaser or the Seller or any successor thereto or permitted assignee thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser or the Seller, as the case may be (or any successor thereto or permitted assignee thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

5.   CERTAIN ADDITIONAL POST-CLOSING COVENANTS

     5.1 FURTHER ACTIONS. From and after the Closing Date, the parties hereto and their affiliates and Representatives shall cooperate with each other, and shall execute and deliver such documents and take such other actions as the other party may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Assets. Without limiting the generality of the foregoing, from and after the Closing Date, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller and that are included in, or that represent payment of receivables included in, the Assets. The Seller hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding

                                      15.

and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets, (ii) defending or compromising any claim or Proceeding relating to any of the Assets in accordance with the provisions of Section 4 or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

     5.2  PUBLICITY.

          (a) The Seller and Purchaser agree that, on and at all times after the Closing Date, no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of the Seller or Purchaser without the other party's prior written consent. The Seller and Purchaser agree to coordinate all press releases or other publicity with the other party.

          (b) The Seller shall ensure that, on and at all times after the Closing Date, (i) the Seller continues to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (ii) the Seller keeps strictly confidential, and the Seller shall not use or discloses to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Seller, the Purchaser or any affiliate of the Purchaser; provided, however, that the restrictions set forth in Subsections 5.2(b)(i) and 5.2(b)(ii) shall not apply to (A) any information that is or becomes generally available to the public other than as a direct or indirect result of the disclosure of any of such information by the Seller or any Representative of the Seller; or (B) any information that the Seller is required by law to disclose (provided that: (X) prior to the disclosure of such information, the Seller provides the Purchaser with a reasonable opportunity to seek a protective order or similar remedy with respect to such information, and
(Y) such information, if disclosed, is disclosed only to the extent required by law).

     5.3 USE OF NAME. Immediately after the Closing, the Seller shall not use the words "Juniper Valley Farms" (or any similar words) or any other word associated with the Juniper Valley Farms Dairy Business at any time prior to the Closing Date, except for the purpose of assisting Purchaser with the transition of the Juniper Valley Farms Dairy Business during the 30 days after the Closing. Notwithstanding the foregoing, the Seller may use existing packaging for the sale of organic eggs for the period of time which is the lesser of (a) the number of days required to use up the existing packaging or (b) 120 days from the Closing Date.

     5.4 AMENDMENT AGREEMENT. To the extent that Seller is unable to deliver the Amendment Agreements set forth in Section 1.3(b)(vii) above from a specific organic farm milk producer, Seller agrees to remain responsible for purchasing the milk from such producer pursuant to such unamended agreement. Purchaser also shall assume any written Contract with producers who deliver Amendment Agreements as provided by Section 1.3(b)(vii) hereof on or before April 30, 1998.

     5.5  QUALIFICATION TO DO BUSINESS.   Seller will qualify to do business in
any State where the Purchaser requests in order to enable Purchaser to prosecute or defend a claim.

                                      16.

6.   MISCELLANEOUS PROVISIONS

     6.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

     6.2  FEES AND EXPENSES.

          (a) Subject to the provisions of Section 4 (including the indemnification and other obligations of the Seller thereunder), the Seller shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Winick & Rich, P.C.) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Seller in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iii) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (iv) the consummation and performance of the Transactions.

          (b) Subject to the provisions of Section 4 (including the indemnification and other obligations of the Seller thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and (iv) the consummation and performance of the Transactions.

     6.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     6.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                                      17.

          if to the Seller:

          Worcester Creameries Corp.
          155-04 Liberty Avenue
          Jamaica, NY 11433
          Facsimile:  (718) 297-6385
          Attn:  Cyrus Schwartz, President

          with a copy to:

          Winick & Rich, P.C.
          919 Third Avenue
          New York, NY 10022
          Facsimile: (212) 308-5945
          Attn:  Alan C. Winick, Esq.

          if to the Purchaser:

          Horizon Organic Holding Corporation
          P.O. Box 17577
          Boulder, Colorado 80308
          Facsimile:  (303) 530-6934
          Attn:  Barnet Feinblum, President and Chief Executive Officer

          with a copy to:

          Cooley Godward LLP
          2595 Canyon Boulevard
          Suite 250
          Boulder, Colorado 80302
          Facsimile: (303) 546-4099
          Attn:  James C.T. Linfield, Esq.

     6.5  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     6.6 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     6.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     6.8  GOVERNING LAW.

          (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

                                      18.

          (b) The Seller and Purchaser each agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Seller or the Purchaser, as the case may be, in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

          (c) Nothing in this Section 6.8 shall be deemed to limit or otherwise effect the right of any Indemnitee to commence any legal proceeding or otherwise against the Seller or the Purchaser, as the case may be, in any forum or jurisdiction.

     6.9  SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

          (a) This Agreement shall be binding upon: the Seller and its successors and assigns (if any) and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of the Seller, the Purchaser, the other Seller and Purchaser Indemnitees (subject to Section 4), and the respective successors and assigns (if any) of the foregoing.

          (b) The Purchaser shall be prohibited from assigning this Agreement or any of its rights hereunder at any time while any amounts under the Note remain outstanding. After all amounts under the Note have been paid in full, the Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 4), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. The Seller shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the Purchaser's prior written consent, which consent shall not be unreasonably withheld.

          (c) Except for the provisions of Section 4 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

     6.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE.  Except as set forth in
Section 4, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The Seller and the Purchaser agree that in the event of any Breach or threatened Breach by the Seller or the Purchaser, as the case may be, of any covenant, obligation or other provision set forth in this Agreement, the Purchaser or the Seller, as the case may be, shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such Breach or threatened Breach.

     6.11 WAIVER.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or

                                      19.

remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

           (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6.12 AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

     6.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     6.14 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     6.15  CONSTRUCTION.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

           (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first set forth above.

                                       HORIZON ORGANIC HOLDING
                                       CORPORATION,
                                        a Delaware corporation

                                       By: /s/ Barnet Feinblum
                                           ------------------------------------
                                           Barnet Feinblum, President and Chief
                                           Executive Officer


                                       WORCESTER CREAMERIES CORP.,
                                        a New York corporation,


                                       By: /s/ Cyrus Schwartz
                                           ------------------------------------
                                           Cyrus Schwartz, President

                                       21